                                                                  Exhibit 4.3(b)


                        HORACE MANN EDUCATORS CORPORATION

                                       AND

                          -----------------------------


                                     TRUSTEE

                          SUBORDINATED DEBT SECURITIES

                                    INDENTURE

                 DATED AS OF ____________________________, 200__

                             CROSS REFERENCE SHEET *

      Provisions of Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939, as amended, and the Indenture dated as of _________________, 200__ between Horace Mann Educators Corporation and ___________________, as Trustee.

                                                               Section of
Section of Act                                                 Indenture
--------------                                                 ---------
310(a)(1)                                                      6.10
310(a)(2)                                                      6.10
310(a)(3)                                                      N/A
310(a)(4)                                                      N/A
310(a)(5)                                                      6.10
310(b)                                                         6.10
310(c)                                                         N/A
311(a)                                                         6.11
311(b)                                                         6.11
311(c)                                                         N/A
312(a)                                                         4.01
312(b)                                                         4.02(b)
312(c)                                                         4.02(c)
313(a)                                                         6.06
313(b)                                                         6.06
313(c)                                                         6.06
313(d)                                                         6.06
314(a)                                                         3.04 and 4.03
314(b)                                                         N/A
314(c)(1)                                                      2.04 and 11.05
314(c)(2)                                                      2.04 and 11.05
314(c)(3)                                                      N/A
314(d)                                                         N/A
314(e)                                                         11.05
315(a)                                                         6.01(b)
315(b)                                                         6.05
315(c)                                                         6.01(a)
315(d)                                                         6.01(c)
315(e)                                                         5.10
316(a)(1)(A)                                                   5.08
316(a)(1)(B)                                                   5.09
316(a)(2)                                                      N/A
316(b)                                                         5.06
316(c)                                                         2.07
317(a)(1)                                                      5.02
317(a)(2)                                                      5.02
317(b)                                                         3.02 and 3.03
318(a)                                                         11.07

* This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

      Attention should also be directed to Section 318(c) of the Trust Indenture Act of 1939, as amended, which provides that the provisions of Sections 310 through 317 of such Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS                                                         1
  SECTION 1.01.  Certain Terms Defined                                         1

ARTICLE 2. SECURITIES                                                          5
  SECTION 2.01.  Forms Generally                                               5
  SECTION 2.02.  Form of Trustee's Certificate of Authentication               6
  SECTION 2.03.  Amount Unlimited; Issuable in Series                          6
  SECTION 2.04.  Authentication and Delivery of Securities                     8
  SECTION 2.05.  Execution of Securities                                       9
  SECTION 2.06.  Certificate of Authentication                                 9
  SECTION 2.07.  Denomination and Date of Securities; Payments of Interest    10
  SECTION 2.08.  Registration, Registration of Transfer and Exchange          11
  SECTION 2.09.  Mutilated, Defaced, Destroyed, Lost and Stolen Securities    12
  SECTION 2.10.  Cancellation of Securities                                   13
  SECTION 2.11.  Temporary Securities                                         13
  SECTION 2.12.  Securities in Global Form                                    13
  SECTION 2.13.  CUSIP Numbers                                                14

ARTICLE 3. COVENANTS OF THE COMPANY                                           14
  SECTION 3.01.  Payment of Principal and Interest                            14
  SECTION 3.02.  Offices for Payment, Etc.                                    14
  SECTION 3.03.  Paying Agents                                                14
  SECTION 3.04.  Officers' Certificate                                        15
  SECTION 3.05.  Calculation of Original Issue Discount                       15

ARTICLE 4. SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY                  15
  SECTION 4.01.  Company to Furnish Trustee Information as to Names and
                 Addresses of Securityholders                                 15
  SECTION 4.02.  Preservation and Disclosure of Securityholders' Lists        16
  SECTION 4.03.  Reports by the Company                                       17

ARTICLE 5. REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT    18
  SECTION 5.01.  Event of Default Defined; Acceleration of Maturity;
                 Waiver of Default                                            18
  SECTION 5.02.  Collection of Indebtedness by Trustee; Trustee May Prove
                 Debt                                                         20
  SECTION 5.03.  Application of Proceeds                                      21
  SECTION 5.04.  Restoration of Rights on Abandonment of Proceedings          22
  SECTION 5.05.  Limitations on Suits by Securityholders                      22
  SECTION 5.06.  Unconditional Right of Securityholders to Institute
                 Certain Suits                                                23
  SECTION 5.07.  Powers and Remedies Cumulative; Delay or Omission Not
                 Waiver of Default                                            23
  SECTION 5.08.  Control by Securityholders                                   23
  SECTION 5.09.  Waiver of Past Defaults                                      23
  SECTION 5.10.  Right of Court to Require Filing of Undertaking to Pay
                 Costs                                                        24
  SECTION 5.11.  Suits for Enforcement                                        24

ARTICLE 6. CONCERNING THE TRUSTEE                                             24
  SECTION 6.01.  Duties of Trustee                                            24
  SECTION 6.02.  Rights of Trustee                                            25
  SECTION 6.03.  Individual Rights of Trustee                                 27
  SECTION 6.04.  Trustee's Disclaimer                                         27
  SECTION 6.05.  Notice of Defaults                                           27
  SECTION 6.06.  Reports by Trustee to Holders                                27
  SECTION 6.07.  Compensation and Indemnity                                   27
  SECTION 6.08.  Replacement of Trustee                                       28
  SECTION 6.09.  Successor Trustee by Merger                                  29
  SECTION 6.10.  Eligibility; Disqualification                                29
  SECTION 6.11.  Preferential Collection of Claims Against Company            29

ARTICLE 7. CONCERNING THE SECURITYHOLDERS                                     29
  SECTION 7.01.  Evidence of Action Taken by Securityholders                  29
  SECTION 7.02.  Proof of Execution of Instruments                            30
  SECTION 7.03.  Holders to Be Treated as Owners                              30
  SECTION 7.04.  Securities Owned by Company Deemed Not Outstanding           30
  SECTION 7.05.  Right of Revocation of Action Taken                          30

ARTICLE 8. SUPPLEMENTAL INDENTURES                                            31
  SECTION 8.01.  Supplemental Indentures Without Consent of
                 Securityholders                                              31
  SECTION 8.02.  Supplemental Indentures with Consent of Securityholders      32
  SECTION 8.03.  Effect of Supplemental Indenture                             33
  SECTION 8.04.  Documents to Be Given to Trustee                             33
  SECTION 8.05.  Notation on Securities in Respect of Supplemental
                 Indentures                                                   33
  SECTION 8.06.  Subordination Unimpaired                                     33

ARTICLE 9. CONSOLIDATION, MERGER, SALE OR CONVEYANCE                          33
  SECTION 9.01.  Company May Consolidate, Etc. on Certain Terms               33
  SECTION 9.02.  Successor Corporation Substituted                            34
  SECTION 9.03.  Opinion of Counsel to Trustee                                34

ARTICLE 10. SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS          34
  SECTION 10.01. Satisfaction and Discharge of Indenture                      34
  SECTION 10.02. Application by Trustee of Funds Deposited for Payment of
                 Securities                                                   37
  SECTION 10.03. Repayment of Funds Held by Paying Agent                      37
  SECTION 10.04. Return of Unclaimed Funds Held by Trustee and Paying Agent   38
  SECTION 10.05. Reinstatement of Company's Obligations                       38

ARTICLE 11. MISCELLANEOUS PROVISIONS                                          38
  SECTION 11.01. Incorporators, Shareholders, Officers and Directors of
                 Company Exempt from Individual Liability                     38
  SECTION 11.02. Provisions of Indenture for the Sole Benefit of Parties
                 and Securityholders                                          39
  SECTION 11.03. Successors and Assigns of Company Bound by Indenture         39

  SECTION 11.04. Notices and Demands on Company, Trustee and
                 Securityholders                                              39
  SECTION 11.05. Officers' Certificates and Opinions of Counsel;
                 Statements to Be Contained Therein                           39
  SECTION 11.06. Payments Due on Saturdays, Sundays and Holidays              40
  SECTION 11.07. Conflict of Any Provision of Indenture with Trust
                 Indenture Act of 1939                                        41
  SECTION 11.08. New York Law to Govern                                       41
  SECTION 11.09. Counterparts                                                 41
  SECTION 11.10. Effect of Headings; Gender                                   41

ARTICLE 12. REDEMPTION OF SECURITIES AND SINKING FUNDS                        41
  SECTION 12.01. Applicability of Article                                     41
  SECTION 12.02. Notice of Redemption; Partial Redemptions                    41
  SECTION 12.03. Payment of Securities Called for Redemption                  42
  SECTION 12.04. Exclusion of Certain Securities from Eligibility for
                 Selection for Redemption                                     43
  SECTION 12.05. Mandatory and Optional Sinking Funds                         43
  SECTION 12.06. Repayment at the Option of the Holders                       46
  SECTION 12.07. Conversion Arrangement on Call for Redemption                46

ARTICLE 13. CONVERSION OF SECURITIES                                          46
  SECTION 13.01. Applicability of Article                                     46
  SECTION 13.02. Right of Holders to Convert Securities into Common Shares    47
  SECTION 13.03. Issuance of Common Shares on Conversions                     47
  SECTION 13.04. No Payment or Adjustment for Interest or Dividends           48
  SECTION 13.05. Adjustment of Conversion Price                               49
  SECTION 13.06. No Fractional Shares to Be Issued                            52
  SECTION 13.07. Preservation of Conversion Rights upon Consolidation,
                 Merger, Sale or Conveyance                                   52
  SECTION 13.08. Notice to Holders of the Securities of a Series Prior to
                 Taking Certain Types of Action                               53
  SECTION 13.09. Covenant to Reserve Shares for Issuance on Conversion of
                 Securities                                                   53
  SECTION 13.10. Compliance with Governmental Requirements                    54
  SECTION 13.11. Payment of Taxes upon Certificates for Shares Issued
                 upon Conversion                                              54
  SECTION 13.12. Trustee's Duties with Respect to Conversion Provisions       54
  SECTION 13.13. Conversion of Securities into Preferred Shares or Other
                 Securities                                                   54

ARTICLE 14. SUBORDINATION OF SECURITIES                                       55
  SECTION 14.01. Securities Subordinated to Senior Indebtedness               55
  SECTION 14.02. Subrogation                                                  56
  SECTION 14.03. Obligation of the Company Unconditional                      56
  SECTION 14.04. Payments on Securities Permitted                             57
  SECTION 14.05. Effectuation of Subordination by Trustee                     57
  SECTION 14.06. Knowledge of Trustee                                         57
  SECTION 14.07. Trustee May Hold Senior Indebtedness                         57
  SECTION 14.08. Rights of Holders of Senior Indebtedness Not Impaired        58
  SECTION 14.09. Default in Senior Indebtedness                               58

      This INDENTURE (this "INDENTURE"), dated as of _________________, 200__ between HORACE MANN EDUCATORS CORPORATION, a Delaware corporation (the "COMPANY"), and _______________________, as trustee (the "TRUSTEE").

                                    RECITALS

      A. The Company has duly authorized the issue from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (the "SECURITIES") to be issued in one or more Series.

      B. All things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

      NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed for the equal and ratable benefit of the Holders from time to time of the Securities or of Series thereof as follows.

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms (except as herein otherwise expressly provided or unless the context otherwise clearly requires) used in this Indenture that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act, shall have the meanings assigned to such terms in the Trust Indenture Act and the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP. The words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this
Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular.

      "BOARD OF DIRECTORS" means either the Board of Directors of the Company or any duly authorized committee of that Board or any duly authorized committee created by that Board.

      "BUSINESS DAY", except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment or place of publication means any day, other than a Saturday, Sunday or day on which banking institutions are authorized or required by law or regulation to close in that Place of Payment or place of publication.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

      "COMMON SHARES" means the shares of common stock, par value $0.001 per share, of the Company as they exist on the date of this Indenture, or any other shares of capital stock of the Company into which such shares shall be reclassified or changed.

      "COMPANY" means the Person identified as the "Company" in the first paragraph hereof until a successor corporation shall have become such pursuant to the applicable provisions hereof, and thereafter "Company" shall mean such successor corporation.

      "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at _____________________________.

      "DEFAULTED INTEREST" has the meaning specified in Section 2.07.

      "DEFEASANCE" has the meaning specified in Section 10.01(b).

      "DEPOSITORY", with respect to Securities of any Series for which the Company shall determine that such Securities will be issued as a Depository Security, means The Depository Trust Company or another clearing agency or any successor registered under the Securities Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Sections 2.03 and 2.12.

      "DEPOSITORY SECURITY", with respect to any Series of Securities, means a Security executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a resolution of the Board of Directors or an indenture supplemental hereto as contemplated by Section 2.03, which shall be registered as to principal and interest in the name of the Depository or its nominee and shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such Series.

      "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

      "FUNDED DEBT" means all indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, for the repayment of money borrowed, having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. For the purpose of determining "Funded Debt" of any corporation, there shall be excluded any particular indebtedness if, on or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness.

      "GAAP" means such accounting principles as are generally accepted at the time of any computation hereunder.

      "GOVERNMENT OBLIGATIONS", unless otherwise specified pursuant to Section 2.03, means securities that are (i) direct obligations of the United States government or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the United States government, the payment of which obligations is unconditionally guaranteed by such government, and that, in either case, are full faith and credit obligations of such government and are not callable or redeemable at the option of the issuer thereof.

      "HOLDER", "HOLDER OF SECURITIES", "REGISTERED HOLDER", "SECURITYHOLDER" or other similar terms mean the Person in whose name at the time a particular Security is registered in the Security register.

      "INDENTURE" means this instrument as originally executed or as it may from time to time be amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated by Section 2.03.

      "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by the chairman of the Board of Directors or the president or any vice president and by the treasurer, the controller, any assistant treasurer, the secretary or any assistant secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 11.05.

      "OPINION OF COUNSEL" means a written opinion of legal counsel who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Trustee. Each Opinion of Counsel shall include the statements provided for in Section 11.05, if and to the extent required hereby.

      "ORIGINAL ISSUE DATE" of any Security means the date set forth as such on such Security.

      "ORIGINAL ISSUE DISCOUNT SECURITY" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

      "OUTSTANDING", when used with reference to Securities of any Series as of any particular time, subject to the provisions of Section 7.04, means all Securities of that Series authenticated and delivered under this Indenture, except:

            (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (b) Securities, or portions thereof, for the payment or redemption of which the necessary funds in the required currency shall have been deposited in trust with the Trustee or with any Paying Agent other than the Company, or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities if the Company shall act as its own Paying Agent, provided that if such securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

            (c) Securities in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09, except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company;

            (d) Securities converted into Common Shares or Preferred Shares in accordance with or as contemplated by this Indenture; and

            (e) Securities with respect to which the Company has effected defeasance as provided in Article 10.

      "PAYING AGENT" means any Person, which may include the Company, authorized by the Company to pay the principal of or interest, if any, on any Security of any Series on behalf of the Company.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PLACE OF PAYMENT", when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.02.

      "PREFERRED SHARES" means any shares of capital stock issued by the Company that are entitled to a preference or priority over the Common Shares upon any distribution of the Company's assets, whether by dividend or upon liquidation.

      "PRINCIPAL" whenever used with reference to the Securities or any Security or any portion thereof shall be deemed to include "and premium, if any."

      "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, senior trust officer, trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, as in force at the date as of which this Indenture was originally executed.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, as in force at the date as of which this Indenture was originally executed.

      "SECURITY" or "SECURITIES" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

      "SENIOR INDEBTEDNESS" means (i) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations, (iii) obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (i) through
(vii) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Securities.

      "SERIES" or "SERIES OF SECURITIES" means all Securities of a similar tenor authorized by a particular resolution of the Board of Directors or in one or more indentures supplemental hereto.

      "SUBSIDIARY" means: (i) a corporation in which the Company and/or one or more Subsidiaries of the Company directly or indirectly owns, at the date of determination, a majority of the capital stock with voting power under ordinary circumstances to elect directors; (ii) a partnership, limited liability company, joint venture or similar entity in which the Company and/or one or more Subsidiaries of the Company directly or indirectly holds, at the date of determination, a majority interest in the equity capital or profits or other similar interests of such entity; or (iii) any other unincorporated Person in which the Company and/or one or more Subsidiaries of the Company directly or indirectly owns at the date of determination (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "TRUST INDENTURE ACT OF 1939", except as otherwise provided in Sections
8.01 and 8.02, means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.

      "TRUSTEE" means the Person identified as the "Trustee" in the first paragraph hereof until a successor Trustee shall have become such pursuant to the applicable provisions hereof, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder. If at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series means the Trustee with respect to Securities of that Series.

      "UNITED STATES OF AMERICA" means the United States of America, including the states and the District of Columbia, its territories, possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.

      "VICE PRESIDENT" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president."

                                    ARTICLE 2
                                   SECURITIES

      SECTION 2.01. Forms Generally. The Securities of each Series shall be substantially in such form, including temporary or definitive global form, as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

      The definitive Securities may be printed or reproduced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

      SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

            This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

                                                                   , as Trustee
                                           ------------------------



                                           By:
                                              ---------------------------------
                                              Authorized Signatory



                                           -- or --

                                                                   , as Trustee
                                           ------------------------


                                           By:                             , as
                                              -----------------------------
                                           Authentication Agent


                                           By:
                                              ---------------------------------
                                              Authorized Signatory

      SECTION 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

      The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:

            (a) the title of the Securities of the Series, which shall distinguish the Securities of the Series from all other Securities issued by the Company;

            (b) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of the Series pursuant to
      Section 2.08, 2.09, 2.11, 8.05 or 12.03;

            (c) if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered for sale to the public;

            (d) the date or dates on which the principal of the Securities of the Series is payable or the method of determination thereof;

            (e) the rate or rates, which may be fixed or variable, or the method or methods of determination thereof, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

            (f) the place or places where the principal and interest, if any, on Securities of the Series shall be payable if other than as provided in
      Section 3.02;

            (g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

            (h) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section
      5.01 or provable in bankruptcy pursuant to Section 5.02;

            (i) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part;

            (j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the Series shall be issuable;

            (k) the form of the Securities, including such legends as required by law or as the Company deems necessary or appropriate and the form of any temporary global security that may be issued;

            (l) whether, and under what circumstances, the Securities of any Series shall be convertible into other securities of the Company and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and other provisions in addition to or in lieu of those described herein;

            (m) if other than the Trustee, any trustees, authenticating agents, Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

            (n) if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.01;

            (o) whether the Securities of such Series are to be issuable in whole or in part in the form of one or more Depository Securities and, in such case, the Depository for such Securities;

            (p) the application, if any, of Section 10.01(b) to the Securities of the Series; and

            (q) any other terms or conditions, not be inconsistent with the provisions of this Indenture, upon which the Securities of the Series are to be issued.

      All Securities of any one Series shall be substantially identical except as to denomination and except as otherwise may be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series.

      SECTION 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Securities to or upon the written order of the Company, signed by both (a) the chairman of its Board of Directors, or its president or any vice president, and (b) its treasurer or any assistant treasurer, secretary or any assistant secretary. At the time of the first authentication of Securities of a Series that provides for the issuance of Securities of that Series from time to time, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and subject to Section 6.01 shall be fully protected in relying upon:

            (a) a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

            (b) a supplemental indenture, if any;

            (c) an Officers' Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 11.05; and

            (d) an Opinion of Counsel, prepared in accordance with Section 11.05, which shall state:

                  (i) that the form or forms and terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections
            2.01 and 2.03 in conformity with the provisions of this Indenture;
            and

                  (ii) that such Securities have been duly authorized and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such opinion of counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.

      SECTION 2.05. Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) the chairman of its Board of Directors or its president or any vice president and (b) its treasurer or any assistant treasurer or its secretary or any assistant secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

      In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company. Any Security may be signed on behalf of the Company by such individuals as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such individual was not such an officer.

      SECTION 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth in Section 2.02 and executed by the Trustee by the manual signature of one of its authorized signatories shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the

Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

      SECTION 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any Series, Securities shall be issuable in denominations of $1,000 and any integral multiple thereof, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by its execution and authentication thereof.

      Each Security shall be dated the date of its authentication.

      Unless otherwise provided as contemplated by Section 2.03, interest on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the regular record date for the payment of such interest.

      The term "RECORD DATE" as used with respect to any interest payment date (except for a date for payment of defaulted interest) means the date specified as such in the terms of the Securities of any particular Series or, if no such date is so specified, the close of business on the fifteenth day preceding such interest payment date, whether or not such record date is a Business Day.

      Any interest on any Security of any Series that is payable but not punctually paid or duly provided for ("DEFAULTED INTEREST") on any interest payment date shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of such Holder having been a Holder on such record date. Such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

            (a) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee funds equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment. Such funds when deposited shall be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this clause (a). Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Securities of such Series, which shall be not more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than ten days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Securities of such Series shall be paid to the persons in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any defaulted interest on the Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section 2.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

      SECTION 2.08. Registration, Registration of Transfer and Exchange. The Company will cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and the registration of transfer of the Securities. The Trustee is hereby appointed Security registrar for purposes of registering, and registering transfers of, the Securities.

      Upon surrender for registration of transfer of any Security of any Series at any such office or agency to be maintained for the purpose as provided in
Section 3.02, the Company shall execute, and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees, a new Security or Securities of the same Series and of like tenor and containing the same terms (other than the principal amount thereof, if more than one Security is executed, authenticated and delivered with respect to any security so presented, in which case the aggregate principal amount of the executed, authenticated and delivered Securities shall equal the principal amount of the Security presented in respect thereof) and conditions.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer or exchange, if so required by the Company or the Trustee, shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney and duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.11, 8.05 or 12.03 not involving any transfer.

      The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a 15-day period prior to the day of mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.

      SECTION 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and make available for delivery a new Security of the same Series and of like tenor and principal amount and with the same terms and conditions, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

      Upon the issuance of any substitute Security, the Company may require the payment of an amount sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the reasonable fees and expenses of the Trustee, connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security, may pay or authorize the payment of the same without surrender thereof except in the case of a mutilated or defaced Security. The applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as any of them may require to save each of them harmless. In every case of destruction, loss or theft, the applicant also shall furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

      Every substitute Security of any Series issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of and shall be subject to all the limitations of rights set forth in this Indenture equally and proportionately with any and all other Securities of such Series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies, notwithstanding any law or statute to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

      SECTION 2.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or any agent of the Company or the Trustee shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by the provisions of this Indenture. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold and all Securities so delivered shall be promptly cancelled by the Trustee. The Trustee shall return cancelled Securities held by it to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

      SECTION 2.11. Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities for such Series, which may be printed, typewritten or otherwise reproduced, in each case in form reasonably acceptable to the Trustee. Temporary Securities of any Series may be issued in any authorized denomination and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to
Section 3.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.

      SECTION 2.12. Securities in Global Form. If Securities of a Series are issuable in global form, as specified as contemplated by Section 2.03, then, notwithstanding the provisions of Section 2.03(j) and Section 2.07, such Security shall represent such of the Outstanding Securities of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby may be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company order to be delivered to the Trustee pursuant to Section 2.04. Subject to the provisions of Section 2.04, the Trustee shall deliver and redeliver any Security in definitive global form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company order. If a Company order pursuant to Section 2.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel.

      Unless otherwise specified as contemplated by Section 2.03, payment of principal of and any interest on any Security in definitive global form shall be made to the Person or Persons specified therein.

      Except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of outstanding Securities represented by a definitive global Security as shall be specified in a written statement of the Holder of such definitive global Security.

      SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers if then generally in use and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities. No such redemption shall be affected by any defect in or omission of such numbers. The Company promptly will notify the Trustee of any change in the CUSIP numbers.


                                    ARTICLE 3
                            COVENANTS OF THE COMPANY

      SECTION 3.01. Payment of Principal and Interest. The Company covenants and agrees for the benefit of each particular Series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.

      SECTION 3.02. Offices for Payment, Etc. So long as any of the Securities remain outstanding, the Company will maintain the following for each Series: an office or agency where the Securities may be presented for payment or conversion; where the Securities may be presented for registration of transfer and for exchange; and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Unless otherwise specified pursuant to Section 2.03, the Trustee is hereby appointed Paying Agent.

      SECTION 3.03. Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying

Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section 3.03:

            (a) that it will hold all amounts received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series in trust for the benefit of the Holders of the Securities of such Series and, upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee; and

            (b) that it will give the Trustee notice of any failure by the Company or by any other obligor on the Securities of such Series to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable.

      On or prior to each due date of the principal of or interest on the Securities of such Series, the Company will deposit with the Paying Agent sufficient funds to pay such principal or interest so becoming due and, unless such Paying Agent is the Trustee, notify the Trustee of any failure to take such action.

      If the Company shall act as its own Paying Agent with respect to the Securities of any Series, on or before each due date of the principal of or interest on the Securities of such Series it will set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series sufficient funds to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

      At any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or for any other reason, the Company may pay or cause to be paid to the Trustee all amounts held in trust for any such Series by the Company or any Paying Agent, such amounts to be held by the Trustee in trust pursuant to this Indenture.

      The agreement to hold amounts in trust as provided in this Section 3.03 is subject to the provisions of Sections 10.03 and 10.04.

      SECTION 3.04. Officers' Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate as to the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

      SECTION 3.05. Calculation of Original Issue Discount. The Company shall file with the Trustee, within 60 days after the end of each calendar year, a written notice specifying the amount of original issue discount, if any, including daily rates and accrual periods, accrued on each Series of Outstanding Securities as of the end of such year.

                                    ARTICLE 4
                SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY

      SECTION 4.01. Company to Furnish Trustee Information as to Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee reasonably may require of the names and addresses of the Holders of the Securities of each Series:

            (a) semiannually, and not more than 15 days after each record date for the payment of interest on such Securities, as of such record date; and

            (b) at such other times as the Trustee reasonably may request in writing, within 30 days after receipt by the Company of any such request, such list to be as of a date not more than 15 days prior to the time such information is furnished; provided that, if the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished.

      SECTION 4.02. Preservation and Disclosure of Securityholders' Lists.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Security registrar for such Series. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

            (b) In case three or more Holders of Securities of any Series ("APPLICANTS") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such Series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such Series or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee, within five Business Days after the receipt of such application, at its election, either:

                  (i) shall afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a); or

                  (ii) shall inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of Section 4.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

            If the Trustee shall elect not to afford to such applicants access to such information, the Trustee, upon the written request of such applicants, shall mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 4.02(a), a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

            (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of Section 4.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such Section 4.02(b).

      SECTION 4.03. Reports by the Company. The Company:

            (a) will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, or if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Securities Exchange Act or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (b) will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

            (c) will transmit by mail to the Holders of Securities in the manner and to the extent required by Section 6.06, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Sections 4.03(a) and (b) as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

                                    ARTICLE 5
         REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

      SECTION 5.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. "EVENT OF DEFAULT", with respect to Securities of any Series, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is either inapplicable to a particular Series or it is specifically deleted or modified in or pursuant to the supplemental indenture or resolution of the Board of Directors establishing such Series of Securities or in the form of Security for such Series:

            (a) default in the payment of any installment of interest upon any of the Securities of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

            (b) default in the payment of all or any part of the principal of any of the Securities of such Series as and when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise;

            (c) default in the performance or breach of any covenant or warranty contained in the Securities of such Series or in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more Series of Securities other than that Series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (d) default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, whether such indebtedness now exists or is hereafter created, which default involves the failure to pay principal on indebtedness at the final maturity thereof after the expiration of any applicable grace period with respect thereto or which has resulted in indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable in an aggregate amount in excess of $40,000,000;

            (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order
      (1) adjudging the Company a bankrupt or insolvent, (2) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, (3) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property or (4) ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

            (f) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

            (g) any other Event of Default provided with respect to Securities of such Series in the supplemental indenture or resolution of the Board of Directors establishing such Series.

      If an Event of Default occurs and is continuing with respect to the Securities of any Series, then and in each and every such case, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than 25% in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by notice in writing to the Company and to the Trustee if given by such Holders, may declare the principal of all the Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series shall have been so declared due and payable, and before any judgment or decree for the payment of the amounts due shall have been obtained or entered as hereinafter provided, the Company shall have paid or deposited with the Trustee sufficient funds to pay all matured installments of interest, if any, upon all the Securities of such Series and the principal of the Securities of such Series that shall have become due other than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series to the date of such payment or deposit) and all other defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series that shall have become due by such acceleration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

      SECTION 5.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. If the Company shall fail to pay any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or shall fail to pay the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series, the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series the whole amount that then shall have become due and payable on all Securities of such Series for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series) and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to and expenses incurred by the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel.

      Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

      If the Company shall fail to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid. In any such case, the Trustee may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the amounts adjudged or decreed to be payable.

      If (i) there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, (ii) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor or (iii) any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series, or to the creditors or property of the Company or such other obligor, shall be pending, and irrespective of whether the principal of any Securities shall then be due and payable or whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise:

            (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities of any Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to, and expenses incurred by, the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor; and

            (b) to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to and expenses incurred by such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

      All rights of action and of asserting claims under this Indenture or under any of the Securities may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or the production thereof at any trial or other proceedings relative thereto. Any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

      In any proceedings brought by the Trustee for the Securities of such Series, the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

      SECTION 5.03. Application of Proceeds. Any amounts collected by the Trustee for the Securities of such Series pursuant to this Article 5 in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such amounts on account of principal or interest, upon presentation of the several Securities in respect of which amounts have been collected and stamping or otherwise noting thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

            FIRST: To the payment of costs and expenses applicable to such Series in respect of which amounts have been collected, including reasonable compensation to and expenses incurred by the Trustee and each predecessor Trustee and their respective agents and attorneys and all other amounts due to the Trustee or any predecessor Trustee pursuant to
      Section 6.07;

            SECOND: To the payment of the amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required by Article 14;

            THIRD: To the payment of the amounts then due and unpaid for principal of and interest on the Securities of such Series in respect of which amounts have been collected, such payments to be made ratably to the persons entitled thereto, without discrimination or preference, according to the amounts then due and payable on such Securities for principal and interest; and

            FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

      SECTION 5.04. Restoration of Rights on Abandonment of Proceedings. If the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, the Company and the Trustee, subject to the determination in any such proceeding, shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

      SECTION 5.05. Limitations on Suits by Securityholders. No Holder of any Security of any Series shall have any right, by virtue or by availing of any provision of this Indenture, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee indemnity reasonable to it as it may require, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Securities of such Series then Outstanding; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder of a Security and the Trustee, that no one or more Holders of Securities of any Series shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series.

      SECTION 5.06. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and (subject to Section 2.07) interest on such Security at the respective rates, in the respective amount on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 5.07. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Sections 2.09 and 5.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Subject to
Section 5.05, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Securityholders.

      SECTION 5.08. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred by this Indenture on the Trustee with respect to the Securities of such Series; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture. The Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

      SECTION 5.09. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding, on behalf of the Holders of all the Securities of such Series, may waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series.

      Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 5.10. Right of Court to Require Filing of Undertaking to Pay Costs. Any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit. Any such court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 5.10 shall not apply, however, to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

      SECTION 5.11. Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Trustee in its discretion may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                                   ARTICLE 6
                             CONCERNING THE TRUSTEE

      SECTION 6.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing with respect to the Securities of any Series, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default with respect to the Securities of any Series:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.08.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.01.

            (e) No provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) Amounts held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed in writing with the Company.

      SECTION 6.02. Rights of Trustee.

            (a) The Trustee may rely on, and shall be protected in relying upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) Subject to the provisions of Section 6.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (d) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

            (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity reasonable to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (g) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers' Certificate or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each affected Series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation, in the opinion of the Trustee, is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

            (j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

            (k) Except for (i) a default under Section 5.01(a) or (b) or (ii) any other event of which the Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of each affected Series.

      SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

      SECTION 6.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company's use of the proceeds from the Securities and shall not be responsible for any statement in any registration statement for the Securities filed with the Commission under the Securities Act (other than its Statement of Eligibility on Form T-1) or in the Indenture (other than its eligibility under Section 6.10) or the Securities (other than its certificate of authentication).

      SECTION 6.05. Notice of Defaults. If a default occurs and is continuing with respect to any Securities of any Series and if the Trustee has actual knowledge of such default, the Trustee shall give to each Securityholder of such Series notice of the default within 90 days after such default occurs. Except in the case of a default described in Section 5.01(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of such Series.

      SECTION 6.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder of any Series and each other Person specified in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act to the extent required thereby. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.

      The Trustee will file a copy of each report, at the time of its mailing to Securityholders of any Series, with the Commission and each securities exchange on which the Securities of any Series are listed. The Company promptly will notify the Trustee whenever the Securities of any Series become listed on any securities exchange and of any delisting thereof.

      SECTION 6.07. Compensation and Indemnity. The Company:

            (a) will pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

            (b) will reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the reasonable compensation and expenses of its agents and counsel, except to the extent any such compensation or expense may be attributable to its negligence or willful misconduct; and

            (c) will indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense may be attributable to its negligence or willful misconduct.

      As security for the performance of the Company's obligations under this
Section 6.07, the Trustee shall have a lien prior to the Securities on all funds or property held or collected by the Trustee, except for those funds that are held in trust to pay the principal of or interest, if any, on particular Securities.

      "Trustee" for purpose of this Section 6.07 includes any predecessor trustee; provided that the negligence or bad faith of any Trustee shall not be attributable to any other Trustee.

      The Company's payment obligations pursuant to this Section 6.07 shall constitute additional indebtedness hereunder and shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a default specified in Sections 5.01(d) and (e), such expenses, including reasonable fees and expenses of counsel, are intended to constitute expenses of administration under bankruptcy law.

      SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time with respect to Securities of one or more Series by so notifying the Company. No such resignation, however, shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.08. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series may remove the Trustee with respect to such Series by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (a)   the Trustee fails to comply with Section 6.10;

            (b)   the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or public officer takes charge of the Trustee or its property; or

            (d)   the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more Series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Securities of such Series.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of such Series. The successor Trustee shall mail a notice of its succession to Securityholders so affected. The retiring Trustee shall promptly transfer all funds and property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Outstanding Securities of each affected Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. The Trustee shall comply with Section 310(b) of the Trust Indenture Act.

      SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                   ARTICLE 7
                         CONCERNING THE SECURITYHOLDERS

      SECTION 7.01. Evidence of Action Taken by Securityholders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Sections 6.01 and 6.02, conclusive in favor of the Trustee and the Company, if made in the manner provided in this
      Article 7.

            (b) The ownership of Securities shall be proved by the Security register.

      SECTION 7.02. Proof of Execution of Instruments. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

      SECTION 7.03. Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to any such person, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for amounts payable upon any such Security.

      SECTION 7.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Company or any other obligor on the Securities with respect to which such determination is being made, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination. For the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities.

      SECTION 7.05. Right of Revocation of Action Taken. At any time prior to the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any Series specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 7, may revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any Series specified in this Indenture in connection with such action shall be binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

                                   ARTICLE 8
                            SUPPLEMENTAL INDENTURES

      SECTION 8.01. Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any Series from time to time and at any time may enter into an indenture or indentures supplemental hereto, which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof, in form satisfactory to such Trustee, for one or more of the following purposes:

            (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Securities of one or more Series;

            (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 9;

            (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of Securities of any Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities, stating that such covenants are being added solely for the benefit of such Series;

            (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of the Securities;

            (e) to establish the form or terms of Securities of any Series as permitted by Sections 2.01 and 2.03; or

            (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.08.

      The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Any supplemental indenture authorized by the provisions of this Section
8.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.

      SECTION 8.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each Series affected by such supplemental indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee for such Series of Securities, from time to time and at any time, may enter into an indenture or indentures supplemental hereto, which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series. No such supplemental indenture, however, shall:

            (a) extend the final maturity date of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any amount payable on redemption thereof, impair or affect the right of any Securityholder to institute suit for payment thereof or, if the Securities provide therefor, affect any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected;

            (b) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected; or

            (c) reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

      Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of the Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture. If such supplemental indenture affects such Trustee's own rights, duties or immunities under this Indenture or otherwise, such Trustee in its discretion may, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Securityholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.02, the Company shall give notice in the manner and to the extent provided in Section 11.04 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Security register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

      SECTION 8.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      SECTION 8.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.

      SECTION 8.05. Notation on Securities in Respect of Supplemental Indentures. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article 8 may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Securities of such Series.

      SECTION 8.06. Subordination Unimpaired. This Indenture may not be amended to alter the subordination of any of the Outstanding Securities of any Series without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

                                   ARTICLE 9
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

      SECTION 9.01. Company May Consolidate, Etc. on Certain Terms. The Company may consolidate with or merge with or into, or sell, convey or lease all or substantially all of its assets to, any other corporation; provided that in any such case:

            (a) either the Company shall be the continuing corporation, or the successor corporation shall be organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and

            (b) the Company or such successor corporation, as the case may be, shall not be in material default immediately after such consolidation, merger, sale, conveyance or lease in the performance or observance of any such covenant or condition.

      SECTION 9.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder that shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall make available for delivery any Securities that shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

      In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

      In the event of any such sale or conveyance the Company (or any successor corporation which shall theretofore have become such in the manner described in this Article 9) shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

      SECTION 9.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive an Opinion of Counsel, prepared in accordance with Section 11.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                   ARTICLE 10
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

      SECTION 10.01. Satisfaction and Discharge of Indenture.

            (a)   If at any time:

                  (i) the Company shall have paid or caused to be paid the principal of and interest on all the Outstanding Securities of any Series as and when the same shall have become due and payable,

                  (ii) the Company shall have delivered to the Trustee for cancellation all Securities of any Series theretofore authenticated (other than any Securities of such Series which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or

                  (iii) (A) all the Securities of such Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of funds sufficient to pay at maturity or upon redemption all Securities of such Series (other than any Securities of such Series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other amounts payable hereunder by the Company with respect to Securities of such Series, then this Indenture shall cease to be of further effect with respect to Securities of such Series (except as to (1) rights of registration of transfer and exchange, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them). Subject to Section 10.05, the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series. The Company will reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and will compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture and the Securities of such Series.

            (b) In addition to its rights to discharge this Indenture pursuant to Section 10.01(a), the Company may defease the covenants applicable to any Series of Securities, as provided in this Section 10.01(b), by complying with the provisions of this Section 10.01(b):

                  (i) The Company, at its option at any time, may exercise its right to elect to have defeasance under Section 10.01(b)(ii) be applied to the Outstanding Securities of any Series; provided that provision is made for such right pursuant to

            Section 2.03 and the applicable conditions thereto as set forth in this Section 10.01(b) have been satisfied.

                  (ii)  Upon the Company's exercise of the right referenced in
            Section 10.01(b)(i) applicable to this Section 10.01(b)(ii), the Company may terminate its obligations under the Outstanding Securities of any Series and this Indenture with respect to such Series on the date the conditions set forth in Section 10.01(b)(iii) are satisfied ("DEFEASANCE"). For this purpose, defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such Series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following: (A) the rights of Holders of Outstanding Securities of such Series to receive payments in respect of the principal of and interest on such Securities when such payments are due; (B) the Company's obligations with respect to such Securities under Sections 2.08, 2.09, 3.02, 6.07, 10.04 and 10.05;
            (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (D) this Section 10.01(b).

                  (iii) The following shall be the conditions to the application of Section 10.01(b)(ii) to the Outstanding Securities of such
            Series:

                        (A) The Company shall have irrevocably deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement, as trust funds in trust solely for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such Series, (I) cash in the currency or currency unit required, (II) Government Obligations maturing as to principal and interest in such amounts (payable in the currency in which the Securities of such Series are payable) and at such times as are sufficient to pay the principal of and interest on the Outstanding Securities of such Series to maturity or redemption, as the case may be, or (III) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (x) the principal of and each installment of interest, if any, on the Outstanding Securities of such Series on the stated maturity of such principal or installment of interest, if any, and (y) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. Such irrevocable trust agreement shall include, among other things, (a) provision for the payments referenced in clauses (x) and (y) of the immediately preceding sentence, (b) the payment of the reasonable expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration of transfer, substitution and exchange of Securities of such Series in accordance with the terms stated in this Indenture and (d) continuation of the rights and obligations and immunities of the Trustee as against the Holders of Securities of such Series as stated in this Indenture.

                        (B) No Event of Default or event which with notice or lapse of time or both would constitute an Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(e) and 5.01(f) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                        (C) Such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.

                        (D) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Securityholders of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred, and which Opinion of Counsel must be based upon (x) a ruling of the U.S. Internal Revenue Service to the same effect or (y) a change in applicable U.S. federal income tax law after the date of the Indenture such that a ruling is no longer required.

                        (E) The Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the deposit and defeasance contemplated by this Section 10.01(b) have been complied with.

      SECTION 10.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.04, all funds deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent, to the Holders of the particular Securities of such Series for the payment or redemption of which such funds have been deposited with the Trustee, of all amounts due and to become due thereon for principal and interest; but such funds need not be segregated from other funds except to the extent required by law.

      SECTION 10.03. Repayment of Amounts Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series, all amounts then held by any Paying Agent (other than the Company) under the provisions of this Indenture with respect to such Series of Securities, upon written demand of the Company, shall be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

      SECTION 10.04. Return of Unclaimed Amounts Held by Trustee and Paying Agent. Any amounts deposited with or paid to the Trustee or any Paying Agent (including the Company acting as its own Paying Agent) for the payment of the principal of or interest on any Security of any Series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, upon the written request of the Company, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, promptly shall be repaid to the Company by the Trustee for such Series or such Paying Agent (except that with respect to any amounts then held by the Company in trust as its own Paying Agent no such request need be given and at such time the Company shall be discharged from its duty to hold such amounts in trust as Paying Agent). The Holder of the Security of such Series, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter shall look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such amounts thereupon shall cease. Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any funds or Government Obligations held by it as provided in Section 10.01(b)(iii) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect such defeasance in accordance with the provisions of this Indenture.

      SECTION 10.05. Reinstatement of Company's Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section
10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 10.01 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 10.01. If the Company has made any payment of interest on or principal of any of such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the funds or Government Obligations held by the Trustee.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

      SECTION 11.01. Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security shall be had against any incorporator as such or against any past, present or future shareholder, officer or director of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

      SECTION 11.02. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

      SECTION 11.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

      SECTION 11.04. Notices and Demands on Company, Trustee and Securityholders. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, IL 62715-0001, Attention: Corporate Secretary. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Holders as their names and addresses appear in the Security register within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

      In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably acceptable to the Trustee shall be deemed to be a sufficient giving of such notice.

      SECTION 11.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

      Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

      SECTION 11.06. Payments Due on Saturdays, Sundays and Holidays. Unless otherwise specified in a Security, if the date of maturity of interest on or principal of the Securities of any Series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

      SECTION 11.07. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required by the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

      SECTION 11.08. New York Law to Govern. This Indenture and each Security, and any disputes or controversies arising hereunder and thereunder, shall be deemed to be a contract under the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction), and for all purposes shall be construed and enforced in accordance with and governed by the laws of said State.

      SECTION 11.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      SECTION 11.10. Effect of Headings; Gender. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. The use of the masculine, feminine or neuter gender herein shall not limit in any way the applicability of any term or provision hereof.

                                   ARTICLE 12
                   REDEMPTION OF SECURITIES AND SINKING FUNDS

      SECTION 12.01. Applicability of Article. The provisions of this Article 12 shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.03 for Securities of such Series.

      SECTION 12.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series required to be redeemed or to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 11.04, at least 15 days and not more than 45 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

      The notice of redemption to each such Holder shall specify the date fixed for redemption, the "CUSIP" number or numbers for such Securities, the redemption price, the Place or Places of Payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and, if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate and the date and time when the option to convert shall expire. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such Series in principal amount equal to the unredeemed Portion thereof will be issued.

      The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. If such notice is to be given by the Trustee, the Company shall provide notice of such redemption to the Trustee at least 45 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee). If such notice is given by the Company, the Company shall provide a copy of such notice given to the Holders of such redemption to the Trustee at least three Business Days prior to the date such notice is given to such Holders, but in any event at least 15 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee).

      Unless otherwise specified pursuant to Section 2.03, not later than the redemption date specified in the notice of redemption given as provided in this
Section 12.02, the Company will have on deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.03) funds available on such date (or other forms of property, if permitted by the terms of the Securities of such Series) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed (unless a shorter notice shall be satisfactory to the Trustee).

      If less than all the Securities of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part and the Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. However, if less than all the Securities of any Series with differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant redemption date (unless a shorter notice shall be satisfactory to the Trustee). Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

      SECTION 12.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. Except as provided in Sections 6.01 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If for any Securities the date fixed for redemption is a regular interest payment date, payment of interest becoming due on such date shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.07.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

      Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

      SECTION 12.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

      SECTION 12.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is referred to as a "MANDATORY SINKING FUND PAYMENT", and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is referred to as an "OPTIONAL SINKING FUND PAYMENT". The date on which a sinking fund payment is to be made is referred to as the "SINKING FUND PAYMENT DATE".

      In lieu of providing funds for all or any part of any mandatory sinking fund payment with respect to any Series of Securities, the Company at its option:

            (a) may deliver to the Trustee securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10;

            (b) may receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 12.05; or

            (c) may receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series.

Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

      On or before the forty-fifth day next preceding each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.05) signed by an authorized officer of the Company which will:

            (a) specify the portion of the mandatory sinking fund payment to be satisfied by delivery of funds, except as otherwise specified pursuant to Section 2.03 for the Securities of such Series, and the portion to be satisfied by delivery or credit of Securities of such Series;

            (b) state that none of the Securities of such Series for which credit is sought has theretofore been so credited;

            (c) state that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing;

            (d) state whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date; and

            (e)   specify such sinking fund payment date.

      Any Securities of such Series to be credited and required to be delivered on the Trustee in order for the Company to be entitled to credit therefor that have not previously been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement. Such written statement shall be irrevocable. Upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the payments, if any, therein referred to on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such forty-fifth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in funds without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section 12.05.

      If the sinking fund payment or payments (mandatory or optional or both) to be made in funds on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in funds shall exceed $100,000 (or a lesser amount if the Company shall so request) with respect to the Securities of any particular Series, such funds shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000 or less and the Company makes no such request then it shall be carried over until an amount in excess of $100,000 is available. The Trustee shall select, in the manner provided in Section 12.02 and giving effect to any exclusions required pursuant to Section 12.04, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb, as nearly as may be possible, such funds and shall inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Company, shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in
Section 12.02 for the redemption of Securities of such Series. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section 12.05. Any and all sinking fund amounts held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated) that are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other amounts, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

      Unless otherwise specified pursuant to Section 2.03, not later than the sinking fund payment date, the Company shall have paid to the Trustee or shall otherwise provide funds available on such date for the payment of all principal and interest accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date.

      The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund amounts or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities previously shall have been made, the Trustee shall redeem or cause to be redeemed such Securities; provided that it shall have received from the Company amounts sufficient for such redemption. Except as aforesaid, any amounts in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any amounts thereafter paid into the sinking fund, during the continuance of such default or Event of Default, shall be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.09 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such amounts thereafter shall be applied on the next succeeding sinking fund payment date in accordance with this Section 12.05 to the redemption of such Securities.

      SECTION 12.06. Repayment at the Option of the Holders. Securities of any Series that are repayable at the option of the Holders before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

      The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.01, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.

      SECTION 12.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Securities, on or before 10:00 a.m. New York time on the redemption date, an amount not less than the redemption price, together with interest, if any, accrued to the redemption date of such Securities, in immediately available funds. Notwithstanding anything to the contrary contained in this Article 12, the obligation of the Company to pay the redemption price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof, at the option of the Company, may be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which such Securities called for redemption may be converted in accordance with this Indenture and the terms of such Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would pay funds deposited with it by the Company for the redemption of Securities. Without the Trustee's and the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture. The Company agrees to indemnify the Trustee and the Paying Agent from, and hold them harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the reasonable costs and expenses incurred by the Trustee and the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.

                                   ARTICLE 13
                            CONVERSION OF SECURITIES

      SECTION 13.01. Applicability of Article. Securities of any Series that are convertible into Common Shares at the option of the Holder of such Securities shall be convertible in accordance with their terms and, unless otherwise specified as contemplated by
Section 2.03 for the Securities of any Series, in accordance with this Article
13. Each reference in this Article 13 to "a Security" or "the Securities" refers to the Securities of the particular Series that is convertible into Common Shares. If more than one Series of Securities with conversion privileges are Outstanding at any time, the provisions of this Article 13 shall be applied separately to each such Series.

      SECTION 13.02. Right of Holders to Convert Securities into Common Shares. Subject to the provisions of Section 12.07 and this Article 13, at the option of the Holder thereof, any Security of any Series that is convertible into Common Shares, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may be converted into duly authorized, validly issued, fully paid and nonassessable Common Shares at any time during the period specified in the Securities of such Series, or in case such Security or portion thereof shall have been called for redemption, then in respect of such Security or portion thereof until (unless the Company shall default in payment due upon the redemption thereof) the close of business on the redemption date (except that in the case of repayment at the option of the Holder, if specified in the terms of the relevant Security, such right shall terminate upon the Company's receipt of written notice of the exercise of such option), as specified in such Security, at the conversion price or conversion rate for each $1,000 principal amount of Securities (such initial conversion rate reflecting an initial conversion price specified in such Security) in effect on the conversion date, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of this Article 13, then at the applicable conversion price as so adjusted, upon surrender of the Security or Securities, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 3.02, accompanied by a written notice of election to convert as provided in Section 13.03. If the Holder requests that the Common Shares be registered in a name other than that of the Holder, such notice also shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and/or the Trustee, as applicable, duly executed by the Holder thereof or his attorney duly authorized in writing. All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and cancelled by it, or shall, if surrendered to the Trustee, be cancelled by it, as provided in
Section 2.10.

      The initial conversion price or conversion rate in respect of a Series of Securities shall be as specified in the Securities of such Series. The conversion price or conversion rate will be subject to adjustment on the terms set forth in Section 13.05 or such other or different terms, if any, as may be specified by Section 2.03 for Securities of such Series. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of any portion of such Security.

      SECTION 13.03. Issuance of Common Shares on Conversions. As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion into Common Shares, the Company shall deliver or cause to be delivered at the office or agency to be maintained by it in accordance with the provisions of Section 3.02 to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable Common Shares into which such Security or Securities may be converted in accordance with the terms thereof and the provisions of this Article 13. Prior to delivery of such certificate or certificates, the Company shall require written notice at its said office or agency from the Holder of the Security or Securities so surrendered stating that the Holder irrevocably elects to convert such Security or Securities, or, if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made at the time that such Security or Securities shall have been surrendered for conversion and such notice shall have been received by the Company or the Trustee and such conversion shall be at the conversion price in effect at such time. The rights of the Holder of such Security or Securities as a Holder shall cease at such time, and the Person or Persons entitled to receive the Common Shares upon conversion of such Security or Securities shall be treated for all purposes as having become either record holder or holders of such Common Shares at such time. In the case of any Security of any Series that is converted in part only, upon such conversion the Company shall execute and, upon the Company's request and at the Company's expense, the Trustee or an authenticating agent shall authenticate and deliver to the Holder thereof, as requested by such Holder, a new Security or Securities of such Series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

      If the last day on which such Security may be converted is not a Business Day in a place where the conversion agent for that Security is located, such Security may be surrendered to that conversion agent on the next succeeding day that is a Business Day.

      The Company shall not be required to deliver certificates for Common Shares upon conversion while its stock transfer books are closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but certificates for Common Shares shall be delivered as soon as the stock transfer books shall again be opened.

      SECTION 13.04. No Payment or Adjustment for Interest or Dividends. Unless otherwise specified as contemplated by Section 2.03 for Securities of such Series, Securities surrendered for conversion into Common Shares during the period from the close of business on any regular record date or special record date next preceding any interest payment date to the opening of business on such interest payment date (except Securities called for redemption on a redemption date within such period) when surrendered for conversion must be accompanied by payment (by certified or official bank check to the order of the Company payable in clearing house funds at the location where the Securities are surrendered) of an amount equal to the interest thereon which the Holder is entitled to receive on such interest payment date. Payment of interest shall be made, on such interest payment date or such other payment date (as set forth in Section 2.07), as the case may be, to the Holder of the Securities as of such regular record date or special record date, as applicable. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion. Notwithstanding the foregoing, upon conversion of any Original Issue Discount Security, the fixed number of Common Shares into which such Security is convertible delivered by the Company to the Holder thereof shall be applied, first, to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of such Security, and, second, to the portion attributable to the balance of the principal amount of such Security.

      SECTION 13.05. Adjustment of Conversion Price. Unless otherwise specified as contemplated by Section 2.03 for Securities of such Series, the conversion price for Securities convertible into Common Shares shall be adjusted from time to time as follows:

            (a) If the Company shall (x) pay a dividend or make a distribution on Common Shares in Common Shares, (y) subdivide the outstanding Common Shares into a greater number of shares or (z) combine the outstanding Common Shares into a smaller number of shares, the conversion price for the Securities of such Series shall be adjusted so that the Holder of any such Security thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this Section 13.05(a) shall become effective immediately after the record date in the case of a dividend, except as provided in Section 13.05(h), and shall become effective immediately after the effective date in the case of a subdivision or combination.

            (b) If the Company shall issue rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per share of Common Shares (as defined for purposes of this Section 13.05(b) in Section 13.05(e)), at the record date for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 13.05(h), after such record date. In determining whether any rights or warrants entitle the Holders of the Securities of such Series to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board of Directors.

            (c) If the Company shall distribute to all holders of Common Shares any shares of capital stock of the Company (other than Common Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in Section 13.05(b)) (any of the foregoing being herein in this Section 13.05(c) called the "SPECIAL SECURITIES"), the conversion price shall be adjusted as provided in the next sentence unless the Company elects to reserve such Special Securities for distribution to the Holders of Securities of such Series upon the conversion so that any such Holder converting such Securities will receive upon such conversion, in addition to the Common Shares to which such Holder is entitled, the amount and kind of Special Securities which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Special Securities, converted Securities into Common Shares. The conversion price, as adjusted, shall equal the price determined by multiplying the conversion price in effect immediately prior to such record date by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this Section 13.05(c) in Section 13.05(e)) of Common Shares on the record date mentioned above less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the Special Securities so distributed applicable to one Common Share, and the denominator of which shall be the current market price per Common Shares (as defined in Section 13.05(e)). In the event the then fair market value (as so determined) of the portion of the Special Securities so distributed applicable to one Common Share is equal to or greater than the current market price per Common Share (as defined in Section 13.05(e)) on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities of such Series shall have the right to receive the amount and kind of Special Securities such holder would have received had he converted such Securities immediately prior to the record date for the distribution of the Special Securities. Such adjustment shall become effective immediately, except as provided in Section 13.05(h), after the record date for the determination of shareholders entitled to receive such distribution.

            (d) If, pursuant to Section 13.05(b) or 13.05(c), the conversion price shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding Common Shares in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the conversion price shall forthwith be adjusted to equal the conversion price that would have applied had such right or warrant never been declared, distributed or issued.

            (e) For the purpose of any computation under Section 13.05(b), the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. For the purpose of any computation under Section 13.05(c), the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of Section 13.05(b) or 13.05(c)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Shares are not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as furnished by any New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Shares as determined by a New York Stock Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors. As used herein, the term "TRADING DAY" with respect to the Common Shares means (x) if the Common Shares are listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (y) if the Common Shares are quoted on the Nasdaq National Market, a day on which trades may be made on the Nasdaq National Market or
      (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price. Any adjustments that by reason of this Section 13.05(f) are not required to be made, however, shall be carried forward and taken into account in any subsequent adjustment. Any adjustment required to be made in accordance with the provisions of this Article 13 shall be made not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Shares. All calculations under this Article 13 shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, with one-half cent and one-two hundredth of a share, respectively, being rounded upward. The Company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 13.05, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities or distribution of other assets (other than cash dividends) made by the Company to its shareholders shall not be taxable.

            (g) Whenever the conversion price is adjusted, the Company shall file with the Trustee, at the Corporate Trust Office of the Trustee, and with the office or agency maintained by the Company for the conversion of Securities of such Series pursuant to Section 3.02, an Officers' Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security of such Series desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Securities of such Series, as their names and addresses appear upon the Security register.

            (h) In any case in which this Section 13.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Security of such Series converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional Common Shares pursuant to Section 13.06.

      SECTION 13.06. No Fractional Shares to Be Issued. No fractional Common Shares shall be issued upon any conversion of Securities. If more than one Security of any Series shall be surrendered for conversion at one time by the same Holder, the number of full Common Shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities of such Series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of a fraction of a Common Share which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the reported last sales price (as defined in Section 13.05(e)) of the Common Shares on the Trading Day (as defined in Section 13.05(e)) next preceding the day of conversion.

      SECTION 13.07. Preservation of Conversion Rights upon Consolidation, Merger, Sale or Conveyance. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the surviving corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in accordance with the provisions of Articles 8 and 9 as they relate to supplemental indentures, providing that the Holder of each Outstanding Security that was convertible into Common Shares shall have the right thereafter to convert such Security into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares into which such Securities might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 13. Neither the Trustee nor any conversion agent shall have any liability or responsibility for determining the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Holders of the Securities upon the conversion of their Securities after any such consolidation, merger, sale or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 313 of the Trust Indenture Act, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate with respect thereto and an Opinion of Counsel with respect to legal matters related thereto. If in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property receivable by a Holder of the Securities includes stock or other securities and property of a corporation other than the successor or purchasing corporation, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary. The above provisions of this Section 13.07 shall similarly apply to successive consolidations, mergers, sales or transfers.

      SECTION 13.08. Notice to Holders of the Securities of a Series Prior to Taking Certain Types of Action. With respect to the Securities of any Series, in case:

            (a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

            (b) the Company shall authorize the distribution to all holders of Common Shares of evidences of indebtedness or assets (except for cash dividends or distributions paid from retained earnings of the Company);

            (c) of any subdivision or combination of Common Shares or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Securities of such Series pursuant to Section 3.02, and shall cause to be mailed to the Holders of Securities of such Series at their last addresses as they shall appear on the Security register, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 13.08 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

      SECTION 13.09. Covenant to Reserve Shares for Issuance on Conversion of Securities. The Company at all times will reserve and keep available out of each class of its authorized Common Shares, free from preemptive rights, solely for the purpose of issue upon conversion of Securities of any Series as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all Outstanding Securities of such Series. The Company covenants that all Common Shares which shall be so issuable, when issued or delivered, shall be duly and validly issued Common Shares into which Securities of such Series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion, the appropriate capital stock accounts of the Company will be duly credited.

      SECTION 13.10. Compliance with Governmental Requirements. If any Common Shares required to be reserved for purposes of conversion of Securities hereunder require registration or listing with or approval of any governmental authority under any Federal or State law, pursuant to the Securities Act or the Securities Exchange Act or any national or regional securities exchange on which the Common Shares are listed at the time of delivery of any Common Shares, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be, before such shares may be issued upon conversion.

      SECTION 13.11. Payment of Taxes upon Certificates for Shares Issued upon Conversion. The issuance of certificates for Common Shares upon the conversion of Securities shall be made without charge to the converting Holders for any tax (including documentary and stamp taxes) in respect of the issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted. The Company, however, shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      SECTION 13.12. Trustee's Duties with Respect to Conversion Provisions. The Trustee and any conversion agent shall have no duty to any Holder to determine whether any facts exist that may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any Common Shares, or of any other securities or property, that at any time may be issued or delivered upon the conversion of any Security, and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion. The Trustee and any conversion agent, subject to the provisions of Section 313 of the Trust Indenture Act, shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Article 13.

      SECTION 13.13. Conversion of Securities into Preferred Shares or Other Securities. Notwithstanding anything to the contrary in this Article 13, the Company may issue Securities that are convertible into Preferred Shares or other securities of the Company, including Preferred Shares convertible into Common Shares, in which case all terms and conditions relating to the conversion of Securities into Preferred Shares or other securities, including any terms similar to those provided in Sections 13.01 through 13.12, shall be as provided in or pursuant to an appropriate resolution of the Board of Directors or in any indenture supplemental hereto or as otherwise contemplated by Section 2.03.

                                   ARTICLE 14
                          SUBORDINATION OF SECURITIES

      SECTION 14.01. Securities Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of any and all amounts payable in respect of each and all of the Securities is expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred, assumed or guaranteed.

      In the event (x) of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company which complies with the requirements of Article 9, (y) that a default shall have occurred and be continuing with respect to the payment of any amount payable in respect of any Senior Indebtedness or (z) that the principal of the Securities of any Series shall have been declared due and payable pursuant to Section 5.01 and such declaration shall not have been rescinded and annulled as provided in Section 5.01, then:

            (a) in a circumstance described in the foregoing clause (x) or (y) the holders of all Senior Indebtedness, and in the circumstance described in the foregoing clause (z) the holders of all Senior Indebtedness the principal of which shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment, before the Holders of any of the Securities are entitled to receive any payment in respect of the indebtedness evidenced by the Securities;

            (b) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 14 with respect to the Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of any of the Securities would be entitled except for the provisions of this Article 14 shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities under this Indenture; and

            (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 14 with respect to the Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), shall be received by the Holders of any of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

      SECTION 14.02. Subrogation. Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 14.01, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Securities shall be paid in full. As between the Company, its creditors other than holders of such Senior Indebtedness and the Holders of the Securities, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article 14 which otherwise would have been made to the Holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article 14 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness.

      SECTION 14.03. Obligation of the Company Unconditional. Nothing contained in this Article 14 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on and any additional amounts owing in respect of the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 14 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article 14.

      SECTION 14.04. Payments on Securities Permitted. Nothing contained in this
Article 14 or elsewhere in this Indenture, or in any of the Securities, shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of or interest on or any additional amounts owing in respect of the Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article 14.

      SECTION 14.05. Effectuation of Subordination by Trustee. Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 14 and appoints the Trustee his attorney-in-fact for any and all such purposes.

      SECTION 14.06. Knowledge of Trustee. Notwithstanding the provisions of this Article 14 or any other provisions of this Indenture, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company, any Holder of Securities, any paying or conversion agent of the Company or the holder or representative of any class of Senior Indebtedness. If the Trustee shall not have received the notice provided for in this Section 14.06 at least three Business Days prior to the date upon which, by the terms hereof, any amounts may become payable for any purpose (including the payment of the principal of or interest on, or additional amounts owing in respect of, any Security) then, anything herein contained to the contrary notwithstanding, the Trustee shall have all power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

      SECTION 14.07. Trustee May Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 14 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 313 of the Trust Indenture Act or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article 14 shall subordinate any claims of, or payments to, the Trustee pursuant to Section 6.07 to Senior Indebtedness.


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
      SECTION 14.08. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      SECTION 14.09. Default in Senior Indebtedness.

            (a) Subject to Section 14.09(b), upon the happening of any event of default with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which the Senior Indebtedness is outstanding, the holders of the Senior Indebtedness, directly or indirectly, may demand by giving written notice to the Company and the Trustee that, until such event of default shall have been cured or waived or shall have ceased to exist, the Company be prohibited from:

                  (i) exercising any right of redemption with respect to the Securities of any Series pursuant to Article 12;

                  (ii) making any payments with respect to the redemption of the Securities of any Series that were called for redemption pursuant to Article 12 prior to the happening of an event of default with respect to any Senior Indebtedness;

                  (iii) making any payment with respect to the principal of and interest on the Securities of any Series or as a sinking fund payment pursuant to Article 12; and

                  (iv) making any payment with respect to the repayment of the Securities of any Series at the option of the Holders pursuant to
            Section 12.06.

            (b) If the holders of the Senior Indebtedness, directly or indirectly, fail to demand the rights provided in Section 14.09(a) within 90 days of the happening of an event of default with respect to such Senior Indebtedness they shall be deemed to have waived such rights with respect to such event of default; provided, however, that such waiver shall not affect the ability of the holders of the Senior Indebtedness to demand such rights upon the happening of any other event of default.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

                                               HORACE MANN EDUCATORS CORPORATION

                                               By:  ____________________________
                                                    Name:
                                                    Title:

                                               [TRUSTEE]


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
                                               By:  ____________________________
                                                    Name:
                                                    Title:


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